UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

(44) (0) 20 3325 0660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01    Other Events

Press Release
On February 14, 2018, LivaNova PLC (“LivaNova”) announced that it had entered into an agreement to acquire CardiacAssist, Inc. dba TandemLife, a privately-held Delaware corporation (“TandemLife”) focused on advanced cardiopulmonary temporary support solutions (the “Acquisition”). LivaNova has agreed to pay up to $250 million for TandemLife. Upfront costs are approximately $200 million with up to $50 million in contingent consideration based on regulatory milestones. The deal is projected to be modestly accretive in 2018 and is expected to close in the first half of 2018 (subject to approvals and other customary closing conditions).

A copy of LivaNova's press release dated February 14, 2018 announcing the Acquisition is attached hereto as Exhibit 99.1.

Bridge Facility
In connection with the Acquisition, on February 14, 2018, LivaNova entered into a bridge facility agreement (the “Bridge Facility Agreement”) pursuant to which Bank of America Merrill Lynch International Limited agreed to, among other things, provide a term loan facility in an aggregate principal amount of $170 million. The Bridge Facility Agreement will terminate on August 14, 2018 (the “Termination Date”). The Termination Date may be extended to February 13, 2019, subject to delivery of prior notice and satisfaction of other conditions. Borrowings under the Bridge Facility Agreement will bear interest at a variable annual rate based on LIBOR plus an applicable margin of 0.75 percent per annum for the first six months after the date of the Bridge Facility Agreement, 1.00 percent per annum for the following three months and 1.25 percent per annum thereafter until the Termination Date. In addition, a facility fee is assessed on the commitment amount.

The Bridge Facility Agreement contains financial covenants that require LivaNova to maintain a maximum semi-annual leverage ratio and a minimum semi-annual interest coverage ratio. The Bridge Facility Agreement also contains customary representations and warranties, covenants, and events of default.

The proceeds of the Bridge Facility are intended to be used to fund the Acquisition and pay related expenses, refinance certain indebtedness of LivaNova and its subsidiaries, and for LivaNova’s general corporate and working capital purposes.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by LivaNova PLC dated February 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: February 14, 2018	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by LivaNova PLC dated February 14, 2018

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